Exhibit 10.13

Our Ref: WF\Finance\JT\2333

1st November 2023

Win Fung Prop Sein Bhd

PT 3956 Lorong 5D

Kg Baru Subang

40100 Shah Alam

Selangor

Attention: Ms Lew Chee Hoong

Dear Sir

TERMINATION OF TENANCY AGREEMENT DATED 18T MARCH 2019

AT LOT 3956, LORONG SD, KAMPUNG BARU SUBANG, 40100 SHAH ALAM,

SELANGOR DARUL EHSAN

We refer to the abovementioned and your letter dated 5th January 2021 whereby the extension period is expired on 31st March 2024.

According the tenancy agreement we shall notify you in two months in advance therefore we would like to terminate the abovesaid tenancy agreement with effective from 1st January 2024.

Thank you.

Acknowledged by:

(Seal) Win-Fung Fibreglass Sdn Bhd	(Seal) Win-Fung Prop Sdn Bhd

/s/ Law Wai Boon	/s/ Lew Chee Hoong
Director	Date: